UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014
 PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

972 444-9001
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Directors

On February 18, 2014, R. Hartwell Gardner, a director of Pioneer Natural Resources Company (the “Company”) since 1997, notified the Board of Directors of the Company (the “Board) that he did not wish to be nominated for re-election to the Board at the Company’s 2014 Annual Meeting of Stockholders, but he will continue to serve on the Board until the annual meeting, which is scheduled for May 28, 2014. In addition, Thomas D. Arthur, a director of the Company since 2009, notified the Board of his intention to retire from his position as a director of the Company, effective as of the Company’s 2014 Annual Meeting of Stockholders. Each of Messrs. Gardner and Arthur indicated that he did not have any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Chief Accounting Officer

On February 19, 2014, the Board approved the appointment of Margaret M. Montemayor as Vice President and Chief Accounting Officer of the Company, to be effective March 13, 2014, concurrently with the retirement of Frank Hall, the Company’s current Vice President and Chief Accounting Officer. Ms. Montemayor, 36, had been serving as the Company’s Vice President and Corporate Controller since January 2014, and served as the Company’s Corporate Controller from April 2013 to December 2013, and Director of Technical Accounting and Financial Reporting from June 2010 to March 2013. Prior to joining the Company, Ms. Montemayor served as Manager at PricewaterhouseCoopers LLP since June 2006.

Ms. Montemayor will receive an annual base salary of $220,000, and will be eligible to receive an annual cash incentive award with a target amount of 40% of her base salary. In addition, in connection with the Company’s regular annual equity award process, on February 18, 2014, Ms. Montemayor received (i) an annual award of 1,242 shares of restricted stock, which will vest in full on the third anniversary of the date of grant, and (ii) a special retention award of 2,821 shares of restricted stock, which also will vest in full on the third anniversary of the date of grant; provided in each case that she remains employed with the Company. As an employee and executive officer of the Company, Ms. Montemayor will receive, or continue to receive, certain benefits and perquisites, including medical and dental insurance, life insurance, disability insurance, annual medical physical exams and personal use of the Company’s cell phones and computers, and is eligible to participate in the Company’s defined contribution 401(k) retirement plan and non-qualified deferred compensation plan.

In addition, Ms. Montemayor and the Company are parties to severance and change in control agreements substantially similar to agreements with the Company’s other officers. In general, the severance agreement provides that if Ms. Montemayor terminates her employment for good reason or if her employment with the Company terminates other than for cause, death, disability or normal retirement, the Company must pay her a separation payment, in addition to earned salary and vested benefits, in an amount equal to the sum of (1) her base salary, (2) 18 times the cost of coverage for herself and her eligible dependents under the Company’s group medical plans, and (3) one-twelfth of her base salary if the date of termination is less than 30 days following the notice of termination and her employment is terminated by the Company. In general, the change in control agreement provides that if, in connection with or after a change in control, Ms. Montemayor terminates her employment for good reason or if her employment with the Company terminates other than for cause, death, disability or normal retirement, the Company must pay her a separation payment and provide continued group medical coverage at a cost equivalent to a similarly situated active employee for two years, in addition to paying earned salary and vested benefits. The separation payment is an amount equal to the sum of (1) two times the sum of her base salary and a defined target bonus determined in accordance with the terms of the agreement, (2) a pro-rated portion of the defined target bonus based on the days elapsed in that calendar year, and (3) one-twelfth of her base salary if the date of termination is less than 30 days following the notice of termination and her employment is terminated by the Company. If the Company terminates her employment without cause following a potential change in control and if a change in control occurs within 12 months, she will be entitled upon the change of control to the payments that would have been made if she had continued as an executive officer until the change in control, as well as to a payment equal to the value of her equity-based awards that did not vest when her employment was terminated. Both the severance agreement and the change in control agreement provide for a payment equal to Ms. Montemayor’s base salary in the event of her death, disability or retirement.

Compensation and Management Development Committee Actions

On February 18, 2013, the Compensation and Management Development Committee (the “Committee”) of the Board took the following actions with regard to the compensation of the Company’s “named executive officers” (the executive officers of the Company for whom disclosure was required in the Company’s proxy statement for its 2013 Annual Meeting of Stockholders):

1. The Committee approved the payout of cash bonus awards to the named executive officers under the Company’s Annual Incentive Bonus Plan, based on the Committee’s assessment of 2013 performance, as follows:

Named Executive Officer	Amount of 2013 Cash Bonus Payout
Scott D. Sheffield	$2,390,000
Timothy L. Dove	$1,450,000
Richard P. Dealy	$1,112,500
Mark S. Berg	$790,000
Chris J. Cheatwood	$790,000

2. The Committee established targets for the Company’s named executive officers for 2014 bonuses payable in 2015 under the Company’s Annual Incentive Bonus Plan. The 2014 bonus target is shown as a percentage of 2014 base salary, and the actual amount paid may be at, above (up to 250% of the target) or below the target level:

Named Executive Officer	2014 Bonus Target
Scott D. Sheffield	130%
Timothy L. Dove	100%
Richard P. Dealy	100%
Mark S. Berg	80%
Chris J. Cheatwood	80%

3. The Committee made awards of restricted stock and performance units under the Company’s 2006 Long-Term Incentive Plan to the named executive officers, as follows.

Named Executive Officer	Number of Restricted Shares/RSUs Awarded	Target Number of Performance Units Awarded
Scott D. Sheffield	23,273	23,273
Timothy L. Dove	9,577	9,577
Richard P. Dealy	6,517	6,517
Mark S. Berg	4,091	4,091
Chris J. Cheatwood	4,895	4,895

The restricted stock awards will vest on the third anniversary of the date of grant, provided the officer remains employed with the Company. Messrs. Sheffield’s and Dove’s awards were granted in the form of restricted stock units, which generally have the same terms as the restricted stock, including being settled in Common Stock of the Company after a three-year vesting period. The vesting of restricted stock and restricted stock units accelerates upon a change in control.

Performance units entitle the recipient to the payment of shares if, and only if, the performance of the Company’s common stock relative to that of the Company’s peers ranks the Company above a “threshold” level. Payouts can range from zero percent to 250 percent of the target number of performance units depending on the Company’s relative ranking. Dividends declared during the performance period will be paid at the end of the three-year performance period only on shares delivered for earned units up to a maximum of target shares. Vesting of unearned performance units accelerates upon a change in control.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief Accounting Officer

Dated: February 24, 2014